EXHIBIT 10.1

LOAN COMMITMENT DATED APRIL 19, 2010
FROM RADIUM VENTURES CORP.

Radium Ventures Corp

Scotia Plaza Bldg. 9th Floor
51th St. & Federico Boyd Avenue
P. O. Box 0816-01114
Panama, Republic of Panama

April 19, 2010

To:  Homeland Resources Ltd.
6801 Los Trechos NE
Albuquerque, NM  87109

RE:  Loan Commitment

Radium Ventures of 51th St. & Federico Boyd Avenue, Panama, Republic of Panama hereby agrees to loan Homeland Resources Ltd., up to the sum of US $55,000.00 at an interest rate of 6.5% per annum for a period of two years (April 2013) for the purposes of providing Homeland Resources Ltd., with working capital in connection with its proposed exploration programs.  This is an unsecured demand loan and can also be repaid at anytime.

Accepted by:

/s/ Alexis Vergara

Alexis Vergara, President
Radium Ventures Corp

/s/ Armando Garcia

Armando Garcia, President
Homeland Resources Ltd.